UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2008

IMCLONE SYSTEMS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	0-19612	04-2834797
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Varick Street

New York, New York 10014

(Address of principal executive offices) (Zip Code)

(212) 645-1405

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

ImClone Systems Incorporated (the “Company”) appointed Andrew K. W. Powell, age 50, as Senior Vice President, General Counsel and Secretary, effective August 11, 2008.  Mr. Powell will be responsible for the Company’s legal department.  Mr. Powell has more than 20 years of legal experience, with the majority of his career spent within the biopharmaceutical industry.  Mr. Powell was most recently with CollaGenex Pharmaceuticals, Inc., where he served as Vice President and General Counsel from 2004 to 2008 and oversaw all of the company’s legal matters.  Prior to joining CollaGenex, Mr. Powell worked with Baxter International Inc. for 15 years in positions of increasing responsibility in the company’s bioscience and international businesses.  At Baxter, his most recent position was Vice President and Associate General Counsel for Baxter Bioscience.  Previously, Mr. Powell was with Gibson, Dunn & Crutcher, a multinational law firm based in Washington, D.C., from 1985 to 1989, and Guiness Mahon and Co., a U.K. investment bank, from 1980 to 1981.  Mr. Powell has a bachelors degree from the University of North Carolina and J.D. from Stanford University Law School.

Gregory Mayes, the Company’s Vice President, Interim General Counsel, Acting Secretary and Chief Compliance Officer, will remain with the Company as Vice President, Deputy General Counsel, Assistant Secretary and Chief Compliance Officer.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMCLONE SYSTEMS INCORPORATED
(Registrant)

	By:	/s/ Andrew K. W. Powell
Date: August 11, 2008		Andrew K. W. Powell
Senior Vice President and General Counsel